UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2010

TriCo Bancshares
(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On April 27, 2010, TriCo Bancshares announced its quarterly earnings for the period ended  March 31, 2010.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01:  Financial Statements and Exhibits

(c)  Exhibits

99.1	Press release dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: April 27, 2010	By	/s/Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief FinancialOfficer (Principal Financial and Accounting Officer

TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

PRESS RELEASE	Contact: Richard P. Smith
FOR IMMEDIATE RELEASE	President & CEO (530) 898-0300

CHICO, Calif. – (April 27, 2010) – TriCo Bancshares (NASDAQ: TCBK) (the "Company"), parent company of Tri Counties Bank, today announced quarterly earnings of $1,558,000 for the quarter ended March 31, 2010.  This represents a decrease of $1,324,000 (45.9%) when compared with earnings of $2,882,000 for the quarter ended March 31, 2009.  Diluted earnings per share for the quarter ended March 31, 2010 decreased 44.4% to $0.10 compared to $0.18 for the quarter ended March 31, 2009.  Total assets of the Company increased $91,235,000 (4.4%) to $2,169,587,000 at March 31, 2010 from $2,078,352,000 at March 31, 2009.  Total loans of the Company decreased $111,767,000 (7.1%) to $1,455,189,000 at March 31, 2010 from $1,566,956,000 at March 31, 2009. Total deposits of the Company increased $106,591,000 (6.2%) to $1,833,297,000 at March 31, 2010 from $1,726,706,000 at March 31, 2009.

The $1,324,000 decrease in earnings for the quarter ended March 31, 2010 over the year-ago quarter was due to a $1,020,000 (4.4%) decrease in net interest income, a $700,000 (9.0%) increase in provision for loan losses and a $1,602,000 (9.3%) increase in noninterest expense, that were partially offset by a $932,000 (14.1%) increase in noninterest income and a $1,066,000 (61.6%) decrease in tax expense.

The $1,020,000 decrease in net interest income to $21,978,000 was mainly due to a 51 basis point decrease in the fully tax-equivalent net interest margin to 4.40% during the quarter ended March 31, 2010 versus 4.91% during the quarter ended March 31, 2009.  Much of the 51 basis point decrease in net interest margin was due to the fact that despite historically low deposit rates, deposit balances continue to grow while the ability to deploy these growing deposits into some interest-earning asset other than short-term low-yield interest-earning cash at the Federal Reserve Bank has been limited.  This limitation is the result of weak loan demand and investment yields that have been unattractive due to their interest rate risk profile.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent basis for the quarters ended March 31, 2010 and 2009:

	Quarter ended March 31, 2010			Quarter ended March 31, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate
Assets:
Loans	$1,469,685	$22,813	6.21%	$1,566,350	$25,513	6.52%
Securities	282,487	3,092	4.38%	275,040	3,500	5.09%
Cash at Fed and other banks	256,724	154	0.24%	45,731	22	0.19%
Total earning assets	2,008,896	26,059	5.19%	1,887,121	29,035	6.15%
Other assets	160,242			162,072
Total assets	2,169,138			2,049,193
Liabilities and shareholders' equity:
Interest-bearing demand
deposits	$368,660	$615	0.67%	$258,137	$342	0.53%
Savings deposits	522,246	642	0.49%	408,749	893	0.87%
Time deposits	560,266	1,801	1.29%	655,343	3,967	2.42%
Junior sub debt	41,238	306	2.97%	41,238	440	4.27%
Other borrowings	61,843	594	3.84%	78,349	242	1.24%
Total interest-bearing
liabilities	$1,554,253	3,958	1.02%	$1,441,816	5,884	1.63%
Noninterest-bearing
deposits	374,018			366,475
Other liabilities	36,667			38,776
Shareholders' equity	204,200			202,126
Total liabilities and
shareholders' equity	$2,169,138			$2,049,193
Net interest rate spread			4.17%			4.52%
Net interest income/net
interest margin (FTE)		22,101	4.40%		23,151	4.91%
FTE adjustment		(123)			(153)
Net interest income before FTE adjustment		$21,978			$22,998

The Company provided $8,500,000 for loan losses in the first quarter of 2010 versus $7,800,000 in the fourth quarter of 2009 and $7,800,000 in the first quarter of 2009.  In the first quarter of 2010, the Company recorded $8,101,000 in loan charge-offs less $468,000 in recoveries resulting in $7,633,000 of net loan charge-offs versus $2,616,000 of net loan charge-offs in the first quarter of 2009.  Primary causes of the charges taken in the first quarter of 2010 were gross charge-offs of $455,000 on five residential real estate loans, $2,567,000 on eight commercial real estate loans, $2,650,000 on 42 home equity lines and loans, $526,000 on 91 auto indirect loans, $340,000 on other consumer loans and overdrafts, $526,000 on 20 C&I loans, and $1,037,000 on six residential construction loans.

Nonperforming assets, net of guarantees of the U.S. Government, including its agencies and its government-sponsored agencies, increased $22,388,000 (46.0%) to $71,010,000 at March 31, 2010 compared to $48,622,000 at December 31, 2009.  The $22,388,000 increase in nonperforming assets during the first quarter of 2010 was the result of new nonperforming loans of $33,563,000, advances on existing nonperforming loans of $148,000, recoveries on existing nonperforming loans of $253,000, less charge-offs of $7,826,000, less paydowns or upgrades to performing status totaling $3,557,000, and less disposals of OREO of $193,000.  The primary causes of the $33,563,000 in new nonperforming loans during the first quarter of 2010 were increases of $1,183,000 on seven residential real estate loans, $21,612,000 on 18 commercial real estate loans, $5,805,000 on 67 home equity lines and loans, $628,000 on 68 indirect auto loans, $70,000 on 26 other consumer loans, $953,000 on 30 Commercial (C&I) loans, $670,000 on three residential construction loans, and $2,639,000 on three commercial construction loans.
At March 31, 2010, the Company’s allowance for losses, which consists of the allowance for loan losses ($36,340,000) and the reserve for unfunded commitments ($3,640,000), was $39,980,000 or 2.75% of total loans outstanding and 61% of nonperforming loans, net of guarantees of the U.S government, including its agencies and its government-sponsored agencies, versus $39,113,000 or 2.61% of total loans outstanding and 87% of nonperforming loans, net of guarantees of the U.S government, including its agencies and its government-sponsored agencies, at December 31, 2009.

The following table details the components of noninterest income during the quarters ended March 31, 2010 and 2009:

(Dollars in thousands)	Q1'10	Q1'09
Noninterest income:
Service charges on deposit accounts	$3,778	$3,585
ATM fees and interchange	1,368	1,098
Other service fees	331	273
Mortgage banking service fees	307	269
Change in value of mortgage servicing rights	(49)	(173)
Service charges and fees	$5,735	$5,052
Gain on sale of loans	585	641
Commission on sale on NDIP	267	489
Increase in CV of life insurance	426	280
Other	534	153
Total noninterest income	$7,547	$6,615

As shown in the table above, noninterest income for the first quarter of 2010 increased $932,000 (14.1%) to $7,547,000 from $6,615,000 in the first quarter of 2009.   Service charges on deposit accounts increased $193,000 (5.4%) to $3,778,000 due primarily to an increase in non-sufficient funds per item fees that took effect in April 2009.  ATM fees and interchange revenue increased $270,000 (24.6%) to $1,368,000 due to increased customer point-of -sale transactions that are the result of incentives for such usage.   The improvement in change in value of mortgage servicing rights and the decrease in gain on sale of loans are due primarily to increased residential mortgage rates that have slowed the pace of mortgage refinancing.  The decrease in commissions on sale of nondeposit investment products, which includes annuity products, is the result of the current economic and interest rate environment.  The improvement in increase in cash value of life insurance is due to increased earnings rates from such insurance policies.  Other noninterest income increased $381,000 (249%) to $534,000 due to the receipt of $400,000 by the Company under the terms of a legal settlement.

The following table summarizes the components of noninterest expense for the quarters ended December 31, 2010 and 2009:

(Dollars in thousands)	Q1'10	Q1'09
Salaries and benefits expense:
Base salaries net of deferred origination costs	$6,974	$6,576
Incentive compensation expense	546	588
Benefits and other compensation costs	2,630	2,625
Total salaries and benefits expense	10,150	9,789
Other noninterest expense:
Occupancy	1,329	1,235
Equipment	974	917
Change in reserve for unfunded commitments	-	175
Data processing and software	675	618
Telecommunications	413	332
ATM network charges	458	516
Professional fees	716	311
Advertising and marketing	521	398
Postage	247	279
Courier service	197	173
Intangible amortization	65	134
Operational losses	67	37
Provision for foreclosed asset losses	-	162
Net foreclosed assets expense	197	26
Assessments	784	302
Other	2,010	1,797
Total other noninterest expense	8,653	7,412
Total noninterest expense	$18,803	$17,201
Average full time equivalent employees	651	621

Noninterest expense for the first quarter of 2010 increased $1,602,000 (9.3%) compared to the first quarter of 2009.  Salaries and benefits expense increased $361,000 (3.7%) to $10,150,000 due to an increase in the number of full-time equivalent employees related to the opening of new branches.  Other noninterest expense increased $1,241,000 (16.7%) to $8,653,000 primarily due to a $482,000 (160%) increase in deposit insurance assessments to $784,000 and a $405,000 (130%) increase in professional fees to $716,000 related primarily to loan collection efforts.

The effective tax rate in the quarter ended March 31, 2010 was 29.9% versus 37.5% in the year-ago quarter due to a higher percentage of tax free revenue to total net income before taxes in the first quarter of 2010 versus the year-ago quarter.  The main components of tax free revenue include the increase in cash value of life insurance, which is federal and state tax free, interest on municipal bonds which is federal tax free, and interest earned on loans that qualify for the state tax deduction related to enterprise zones.

As of March 31, 2010, the Company has repurchased 166,600 shares of its common stock under its stock repurchase plan adopted on August 21, 2007, which left 333,400 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, “Our net income in the first quarter was impacted by higher levels of provisioning for loan losses as market conditions remain fluid and the economic conditions in our marketplace and throughout California remain recessionary. We continue to remain profitable throughout this difficult economic period as we continue to strengthen and increase our levels of capital and liquidity.”

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome.  The Company’s actual results could differ materially from those suggested by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2009.  These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.  Any forward-looking statement may turn out to be wrong and cannot be guaranteed.  The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 35-year history in the banking industry. It operates 32 traditional branch locations and 26 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 66 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)
	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Statement of Income Data
Interest income	$25,936	$27,130	$27,889	$28,432	$28,882
Interest expense	3,958	4,661	4,784	5,286	5,884
Net interest income	21,978	22,469	23,105	23,146	22,998
Provision for loan losses	8,500	7,800	8,000	7,850	7,800
Noninterest income:
Service charges and fees	5,735	5,943	5,645	6,182	5,052
Other income	1,812	1,982	2,148	1,814	1,563
Total noninterest income	7,547	7,925	7,793	7,996	6,615
Noninterest expense:
Base salaries net of deferred loan origination costs	6,974	7,031	6,827	6,568	6,576
Incentive compensation expense	546	308	980	1,024	588
Employee benefits and other compensation expense	2,630	2,350	2,456	2,477	2,625
Total salaries and benefits expense	10,150	9,689	10,263	10,069	9,789
Intangible amortization	65	65	65	64	134
Provision for losses - unfunded commitments	-	-	500	400	175
Other expense	8,588	9,774	8,549	8,811	7,103
Total noninterest expense	18,803	19,528	19,377	19,344	17,201
Income before taxes	2,222	3,066	3,521	3,948	4,612
Net income	$1,558	$2,313	$2,255	$2,512	$2,882
Share Data
Basic earnings per share	$0.10	$0.15	$0.14	$0.16	$0.18
Diluted earnings per share	$0.10	$0.14	$0.14	$0.16	$0.18
Book value per common share	$12.63	$12.71	$12.79	$12.67	$12.71
Tangible book value per common share	$11.63	$11.71	$11.78	$11.66	$11.69
Shares outstanding	15,860,138	15,787,753	15,787,753	15,782,753	15,782,753
Weighted average shares	15,822,789	15,787,753	15,787,264	15,782,753	15,774,624
Weighted average diluted shares	16,073,875	16,012,078	16,015,952	15,997,437	16,019,488
Credit Quality
Non-performing loans, net of
government agency guarantees	$65,431	$44,896	$46,607	$43,373	$34,360
Foreclosed assets, net of allowance	5,579	3,726	2,372	2,622	2,407
Loans charged-off	8,101	7,258	7,471	7,308	3,001
Loans recovered	$468	$380	$398	$308	$385
Allowance for losses to total loans(1)	2.75%	2.61%	2.49%	2.37%	2.27%
Allowance for losses to NPLs(1)	61%	87%	82%	85%	103%
Allowance for losses to NPAs(1)	56%	80%	78%	80%	97%
Selected Financial Ratios
Return on average total assets	0.29%	0.43%	0.43%	0.48%	0.56%
Return on average equity	3.05%	4.51%	4.43%	4.94%	5.70%
Average yield on loans	6.21%	6.46%	6.48%	6.48%	6.52%
Average yield on interest-earning assets	5.19%	5.48%	5.70%	5.91%	6.15%
Average rate on interest-bearing liabilities	1.02%	1.22%	1.27%	1.42%	1.63%
Net interest margin (fully tax-equivalent)	4.40%	4.55%	4.72%	4.82%	4.91%

(1)	Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)
	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Balance Sheet Data
Cash and due from banks	$308,664	$346,589	$234,570	$182,923	$137,241
Securities, available-for-sale	292,065	211,622	230,962	252,104	279,122
Federal Home Loan Bank Stock	9,274	9,274	9,274	9,274	9,235
Loans
Commercial loans	147,988	163,181	171,583	172,732	169,765
Consumer loans	444,831	458,083	473,411	486,548	499,168
Real estate mortgage loans	813,770	820,016	814,132	813,898	813,889
Real estate construction loans	48,600	58,931	72,086	79,057	84,134
Total loans, gross	1,455,189	1,500,211	1,531,212	1,552,235	1,566,956
Allowance for loan losses	(36,340)	(35,473)	(34,551)	(33,624)	(32,774)
Premises and equipment	19,178	18,742	18,102	18,208	18,537
Cash value of life insurance	49,120	48,694	47,635	47,365	47,095
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	260	325	389	454	519
Other assets	56,658	55,017	42,554	43,383	36,902
Total assets	2,169,587	2,170,520	2,095,666	2,087,841	2,078,352
Deposits
Noninterest-bearing demand deposits	378,695	377,334	349,949	358,618	371,639
Interest-bearing demand deposits	375,313	359,179	314,160	291,641	269,807
Savings deposits	533,115	511,671	473,915	431,424	426,001
Time certificates	546,174	580,328	613,871	655,702	659,259
Total deposits	1,833,297	1,828,512	1,751,895	1,737,385	1,726,706
Federal funds purchased	-	-	-	-	-
Reserve for unfunded commitments	3,640	3,640	3,640	3,140	2,740
Other liabilities	30,176	29,728	30,759	32,201	31,041
Other borrowings	60,952	66,753	66,197	73,898	76,081
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	1,969,303	1,969,871	1,893,729	1,887,862	1,877,806
Total shareholders' equity	200,284	200,649	201,937	199,979	200,546
Accumulated other comprehensive gain (loss)	2,053	2,278	3,934	2,322	3,474
Average loans	1,469,685	1,508,472	1,538,239	1,555,778	1,566,350
Average interest-earning assets	2,008,896	1,988,011	1,969,043	1,933,633	1,887,121
Average total assets	2,169,138	2,135,622	2,099,053	2,088,875	2,049,193
Average deposits	1,825,190	1,784,271	1,744,336	1,735,434	1,688,704
Average total equity	$204,200	$205,256	$203,452	$203,596	$202,126
Total risk based capital ratio	13.5%	13.4%	13.2%	12.9%	12.7%
Tier 1 capital ratio	12.3%	12.1%	11.9%	11.6%	11.4%
Tier 1 leverage ratio	10.3%	10.5%	10.6%	10.7%	10.9%
Tangible capital ratio	8.6%	8.6%	8.9%	8.9%	8.9%